berenfeld
spritzer • shechter • sheer LLP
certified public accountants & business advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liberator Medical Holdings, Inc. (the "Company"), of our report dated December 15, 2008, relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008.

Berenfeld Spritzer Shechter & Sheer LLP

Berenfeld Spritzer Shechter & Sheer LLP

Fort Lauderdale, Florida
June 10, 2009

Berenfeld Spritzer Shechter & Sheer LLP
2525 Ponce de Leon Boulevard, Fifth Floor, Coral Gables, FL 33134 305.274.4600 main 305.274.4601 fax
401 East Las Olas Boulevard, Suite 1090, Ft. Lauderdale, FL 33301 954.728.3740 main 954.728.3798 fax
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